Exhibit 99.1

East Resources ACQUISitION Company Announces Stockholder Approval of Second Extension Amendment Proposal

BOCA RATON, Fla. – East Resources Acquisition Company (“ERES”) today announced the results for the proposal considered and voted upon by its stockholders at its special meeting on January 20, 2023. ERES reported that the proposal to amend ERES’s amended and restated certificate of incorporation to extend the date by which the ERES has to consummate a business combination was approved by the requisite number of shares of ERES common stock voted at the special meeting. A Current Report on Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission on January 23, 2023.

ABOUT EAST RESOURCES ACQUISITION COMPANY

East Resources Acquisition Company, led by Terrence M. Pegula, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in North America.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of ERES, including those set forth in the Risk Factors section of ERES’s registration statement and prospectus for the initial public offering, as filed with the Securities and Exchange Commission (the “SEC”), and other subsequent filings with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. ERES undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investor Contact:

Katelyn Morris

Email: info@eastresources.com